SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2012

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 330-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director.

On February 22, 2012, the Xcel Energy Inc. (Xcel Energy) Board of Directors elected Gail Koziara Boudreaux to the Board of Directors, effective on March 1, 2012, for a term expiring at the Xcel Energy 2012 annual meeting of shareholders and until her successor is elected and duly qualified.  The Board appointed Ms. Boudreaux to serve on its Audit Committee and Nuclear, Environmental and Safety Committee.  Ms. Boudreaux will receive compensation for her Board service consistent with the compensation received by Xcel Energy’s other non-employee directors, as disclosed in the Xcel Energy Schedule 14A, Definitive Proxy Statement filed on April 5, 2011, prorated from the commencement of her service on the Board to the date of the 2012 annual shareholders meeting, provided that the annual retainer for service on the Audit Committee has been increased to $10,000 and Ms. Boudreaux’s prorated payment will be based on this revised amount.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.01	Press Release dated February 22, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

	By	/s/ Cathy J. Hart
Name: Cathy J. Hart
Title: Vice President and Corporate Secretary

Date: February 23, 2012

Exhibit Index

Exhibit	Description

99.01	Press Release dated February 22, 2012